Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the references to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated January 26, 2000 with respect to DigitalWork.com, Inc. in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-95895) and related Prospectus of DigitalWork.com, Inc. for the registration of shares of its common stock.

                                          /s/ Ernst & Young LLP

Chicago, Illinois

April 25, 2000